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                                                                   EXHIBIT 14(a)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Liberty Contrarian Small-Cap Fund (one of the series comprising Liberty Funds Trust III) in the Liberty Contrarian Funds Class A, B and C Shares Prospectus and Class I Shares Prospectus and in the Liberty Contrarian Small-Cap Fund Class Z Shares Prospectus and "Financial Statements" and "Independent Accountants/Auditors of the Fund" in the Liberty Funds Trust III Statement of Additional Information and to the incorporation by reference of our report dated December 12, 2001 with respect to the financial statements and financial highlights of Liberty Contrarian Small-Cap Fund included in the Liberty Contrarian Funds Annual Report dated October 31, 2001, which Prospectuses, Statement of Additional Information, and our report are incorporated by reference in the Combined Prospectus and Proxy Statement included in this Registration Statement on Form N-14 of Liberty Funds Trust VI.


                                                        ERNST & YOUNG LLP


Boston, Massachusetts
March 27, 2002